      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2001

================================================================================
                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------



                                GLOBALSCAPE, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                          74-2785449
(State or other jurisdiction of                 (I.R.S. employer identification)
incorporation or organization)


                        6000 NORTHWEST PARKWAY, SUITE 100
                            SAN ANTONIO, TEXAS 78249
          (Address, including zip code, of principal executive offices)

                            -------------------------

                                GLOBALSCAPE, INC.
                             1998 STOCK OPTION PLAN

                            (Full title of the Plan)

                            ------------------------


                      TIM NICOLAOU, CHIEF EXECUTIVE OFFICER
                        6000 NORTHWEST PARKWAY, SUITE 100
                            SAN ANTONIO, TEXAS 78249
                                 (210) 308-8267
 (Name, address and telephone number, including area code, of agent for service)




                                     CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                                 Proposed
                                                             Proposed            Maximum
           Title of                      Amount               Maximum            Aggregate        Amount of
          Securities                      to be            Offering Price     Offering Price     Registration
       to be Registered                Registered          Per Share (1)            (2)              Fee
----------------------------------------------------------------------------------------------------------------
                                                              $.0132
Common Stock, $0.001 par value          1,424,980              $.10             $46,916.36          $11.73
================================================================================================================


 (1) $.0132 for 1,101,171 shares; $0.10 for 323,809 shares

 (2) Exercise price per share of common stock of $.0132 per share for 1,101,171 shares, plus exercise price per common share of $.10 per share for 323,809 shares. Estimated pursuant to Rule 457(h) solely for the purposes of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents:

     a) Our Registration Statement on Form 10 initially filed on May 12, 2000 and amended on July 28, 2000 and September 12, 2000;

     b)  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

     d) The description of our common stock included in our Registration Statement on Form 10 filed on September 12, 2000.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion regarding legality was given by Alice King, an employee of GlobalSCAPE, Inc.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our certificate of incorporation provides that, except as set forth in our bylaws, we shall indemnify each of our directors and officers in each and every situation where we are obligated, permitted or empowered to provide indemnification by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, and that, except as otherwise set forth in our bylaws, we may indemnify other persons who are permitted to be indemnified under Section 145. Section 145 currently permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent for any other corporation, partnership or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         With respect to an action by or in the right of the corporation,
Section 145 permits indemnification of these persons against expenses (including attorney fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, indemnification may be made only if and to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Our certificate of incorporation and bylaws currently do not explicitly preclude us from indemnifying our officers and directors for liabilities arising under federal securities laws. However, our bylaws provide that we will submit the issue of indemnification with regard to liabilities arising under the Securities Act of 1933 to a court of appropriate jurisdiction to determine whether such indemnification by us is against public policy and that we will be governed by the final adjudication of such issue. Persons who have ceased being a director or officer may be similarly indemnified in respect of service to us to the extent our board of directors at any time specifies such persons are entitled to the benefits of the indemnification provisions contained in our certificate of incorporation or bylaws.

         Our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

         o any breach of the director's duty of loyalty to us or our shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o    certain unlawful dividends or redemptions as provided under
              Section 174 of the DGCL; or

         o any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation also provides that the personal liability of directors will be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.


Exhibit No                            Description of Exhibit
----------                            ----------------------
 4.1               Form of Common Stock of Registrant (filed as Exhibit 4.1 to Annual
                   Report on Form 10-K filed April 2, 2001)

 4.2               Amended and Restated Certificate of Incorporation of the Registrant
                   (Filed as Exhibit 3.5 to Amendment No. 2 to Registration Statement
                   on Form 10, filed September 12, 2000)

 4.3               Amended and Restated Bylaws of the Registrant (filed with Current
                   Report on Form 8-K filed October 10, 2000)

 4.4               GlobalSCAPE, Inc. Third Amended 1998 Stock Option Plan (filed herewith)

 5.1               Opinion regarding legality (filed herewith)

23.1               Consent of Ernst & Young, LLP (filed herewith)

23.2               Consent of Alice King, Esq. (found in Exhibit 5.1 filed herewith)

24.1               Power of Attorney (included on signature page of this Registration
                   Statement).


ITEM 9.  UNDERTAKINGS.

         A. UNDERTAKINGS REGARDING AMENDMENTS TO THIS PROSPECTUS AND THE REGISTRATION STATEMENT

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on May 17, 2001.



                                    GLOBALSCAPE, INC.

                                    By: /s/ Tim Nicolaou
                                       ------------------
                                             Tim Nicolaou
                                             Chief Executive Officer


                                    By: /s/ Daniel Mcredmond
                                       ----------------------
                                             Daniel McRedmond
                                             Director of Finance and Accounting



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Tim Nicolaou with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement (including further post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



NAME                       TITLE                                   DATE
----                       -----                                   ----
/s/ Tim Nicolaou           Chief Executive Officer                 May 17, 2001
------------------         Director
Tim Nicolaou

/s/ Arthur L. Smith        Chairman of the Board of Directors      May 17, 2001
--------------------       Director
Arthur L. Smith

/s/ H. Douglas Saathoff    Treasurer                               May 17, 2001
-----------------------    Director
H. Douglas Saathoff


                                    EXHIBITS

                                INDEX TO EXHIBITS



Exhibit No                                 Description of Exhibit
----------                                 ----------------------
 4.1               Form of Common Stock of Registrant (filed as Exhibit 4.1 to Annual
                   Report on Form 10-K filed April 2, 2001)

 4.2               Amended and Restated Certificate of Incorporation of the Registrant
                   (Filed as Exhibit 3.5 to Amendment No. 2 to Registration Statement on
                   Form 10, filed September 12, 2000)

 4.3               Amended and Restated Bylaws of the Registrant (filed with Current
                   Report on Form 8-K filed October 10, 2000)

 4.4               GlobalSCAPE, Inc. Third Amended 1998 Stock Option Plan (filed herewith)

 5.1               Opinion regarding legality (filed herewith)

23.1               Consent of Ernst & Young, LLP (filed herewith)

23.2               Consent of Alice King, Esq. (found in Exhibit 5.1 filed herewith)

24.1               Power of Attorney (included on signature page of this Registration
                   Statement).
